SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2007
Date of Report (Date of earliest event reported)

PUDA COAL, INC.
(Exact name of registrant as specified in its charter)

Florida	333-85306	65-1129912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province The People’s Republic of China, (Address of principal executive offices)	030006 (Zip Code)

011-86-351-2281300
registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 8, 2007, representatives of Puda Coal, Inc. (the “Company”) gave a presentation at the Orlando World Money Show to potential securities market investors. A copy of the materials disclosed at the presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements about the current expectations, beliefs, intentions or strategies regarding the future of the Company. Words such as “expects,” “intends,” “plans,” “contemplates” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These include, among others, statements relating to the Company’s future expectations, performance, plans, and prospects, as well as assumptions about future events. All forward-looking statements included in this report are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The forward-looking statements contained herein involve risks and uncertainties discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of such factors, including those set forth in this report. By making these forward-looking statements, the Company does not intend to update these statements for revisions or changes after the date of this report.

Item 9.01 Exhibits

(d) The following exhibit is filed herewith.

99.1 Copy of presentation materials of the Puda Coal, Inc. disclosed on February 8, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUDA COAL, INC.
Date: February 13, 2007
/s/ Tian Wenwei
Name: Tian Wenwei
Title: Chief Operating Officer